As filed with the US Securities and Exchange Commission on November 30, 2007

Registration No. 333-143666

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

to

FORM F-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Barclays PLC	Barclays (Netherlands) N.V.

(Exact name of registrant as specified in its charter)

N/A

(Translation of registrant’s name into English)

Barclays PLC— England Barclays (Netherlands) N.V.— The Netherlands	6029	None
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Barclays PLC 1 Churchill Place London E14 5HP United Kingdom Tel. No.: 011-44-20-7116-1000	Barclays (Netherlands) N.V. Fred. Roeskestraat 123-1 1076 EE Amsterdam The Netherlands Tel No.: 011-31-20-577-1177

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

James Walker

Barclays Bank PLC

200 Park Avenue,

New York, New York 10166

United States of America

Tel. No.: 1-212-412-4000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies To:

George H. White Sullivan & Cromwell LLP 1 New Fetter Lane London EC4A 1AN United Kingdom Tel. No.: 011-44-20-7959-8900	Margaret E. Tahyar Davis Polk & Wardwell 121 avenue des Champs-Elysees 75008 Paris France Tel. No.: 011-33-1-56-59-36-70

Approximate date of commencement of proposed sale of the securities to the public: Not applicable

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Application for Withdrawal of Barclays PLC and Barclays (Netherlands) N.V.

Registration Statement on Form F-4 (File No. 333-143666)

The offer (the “Offer”) by Barclays PLC (“Barclays”) and Barclays Investments (Netherlands) N.V. (“Barclays Netherlands”) for the ordinary shares and American Depositary Shares (“ADSs”) of ABN AMRO Holding N.V. (“ABN AMRO”) expired on October 4, 2007. As previously notified pursuant to filings with the U.S. Securities and Exchange Commission (the “Commission”), on October 5, 2007, the Board of Directors of Barclays determined that not all of the conditions to the Offer had been fulfilled as of expiration and resolved to withdraw the Offer.

As a result of the lapse of the Offer, pursuant to Rule 477(a) under the Securities Act of 1933, as amended (the “Act”), Barclays and Barclays Netherlands hereby request that an order be issued by the Commission as soon as possible granting the withdrawal of (1) Barclays and Barclays Netherlands’s joint Registration Statement on Form F-4 (File No. 333-143666) and all exhibits thereto (the “Registration Statement”), originally filed on June 12, 2007 and amended on July 10, 2007, July 27, 2007, August 3, 2007 and August 3, 2007, and declared effective by the Commission on August 3, 2007, (2) Post-Effective Amendment No. 1 to the Registration Statement and all exhibits thereto, filed on August 6, 2007 and declared effective by the Commission on August 6, 2007 and (3) Post-Effective Amendment No. 2 to the Registration Statement and all exhibits thereto, filed on September 14, 2007 and declared effective by the Commission on September 20, 2007. The Registration Statement, including the post-effective amendments and exhibits thereto, was filed to register securities to be issued to shareholders and ADS holders of ABN AMRO in connection with the Offer.

No Barclays securities or Barclays Netherlands securities were issued in connection with the Offer or pursuant to the Registration Statement or either post-effective amendment thereto. Barclays understands that the filing fees paid by Barclays (which include filing fees paid by Barclays on behalf of Barclays Netherlands, its wholly-owned subsidiary) will be held by the Commission pursuant to Rule 477 under the Act, and, pursuant to Rule 457(p) under the Act, may be applied to a future registration statement or registration statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, on this 30th day of November, 2007.

BARCLAYS PLC

By	/s/ Lawrence Dickinson
	Name:	Lawrence Dickinson
	Title:	Company Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated, on November 30, 2007.

Signature	Title

* Marcus Agius	Chairman (Chairman of the Board)

* John Varley	Group Chief Executive (Board and Executive Committee member)

* Robert E. Diamond Jr.	President, Barclays PLC and CEO of Investment Banking and Investment Management (Board and Executive Committee member)

* Gary Hoffman	Group Vice Chairman (Board member)

* Christopher Lucas	Group Finance Director (Board and Executive Committee member)

* Frederik Seegers	Chief Executive, Global Retail and Commercial Banking (Board and Executive Committee member)

* David Booth	Non Executive Director (Board member)

* Sir Richard Broadbent	Senior Independent Director (Board member)

* Fulvio Conti	Non Executive Director (Board member)

* Dr. Daniël Cronjé	Non Executive Director (Board member)

* Professor Dame Sandra Dawson	Non Executive Director (Board member)

* Sir Andrew Likierman	Non Executive Director (Board member)

* Sir Nigel Rudd	Deputy Chairman (Board member)

* Sir John Sunderland	Non Executive Director (Board member)

* James Walker	Authorized Representative in the United States

*By:	/s/ Lawrence Dickinson
Lawrence Dickinson
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, on this 30th day of November, 2007.

BARCLAYS (NETHERLANDS) N.V.

By	/s/ Dirk Peter Stolp
	Name:	Dirk Peter Stolp
	Title:	Managing Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated, on November 30, 2007.

Signature	Title

* Mark Harding	Managing Director

/s/ Andreas Gerardus Maria Nagelmaker Andreas Gerardus Maria Nagelmaker	Managing Director

/s/ Dirk Peter Stolp Dirk Peter Stolp	Managing Director

* James Walker	Authorized Representative in the United States

*By:	/s/ Dirk Peter Stolp
Dirk Peter Stolp
Attorney-in-Fact